Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2018

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2018 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2018 and 2017:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $223.8 million, or $2.36 per diluted share, during the first quarter of 2018 as compared to $206.1 million, or $2.12 per diluted share, during the comparable quarter of 2017.  Net revenues increased 2.9% to $2.69 billion during the first quarter of 2018 as compared to $2.61 billion during the first quarter of 2017.

For the three-month period ended March 31, 2018, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $232.1 million, or $2.45 per diluted share, as compared to $204.4 million, or $2.10 per diluted share, during the first quarter of 2017.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2018, is a net aggregate unfavorable after-tax impact of $8.3 million, or $.09 per diluted share, consisting of: (i) an unfavorable after-tax impact of $9.9 million, or $.11 per diluted share, resulting from a $13 million pre-tax increase in the reserve established in connection with the discussions with the Department of Justice (“DOJ”), as discussed below, and; (ii) a favorable after-tax impact of $1.6 million, or $.02 per diluted share, resulting from our 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). Beginning in 2018, the amount of depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals no longer warrants inclusion in our presentation of adjusted net income attributable to UHS.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2017, is a net aggregate favorable after-tax impact of $1.7 million, or $.02 per diluted share, consisting of: (i) a favorable after-tax impact of $6.8 million, or $.07 per diluted share, related to our adoption of ASU 2016-09, and; (ii) an unfavorable after-tax impact of $5.1 million, or $.05 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $442.1 million during the first quarter of 2018 as compared to $460.3 million during the first quarter of 2017.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the above-mentioned $13.0 million pre-tax increase in the DOJ reserve recorded during the first quarter of 2018, was $455.1 million during the first quarter of 2018 as compared to $460.3 million during the first quarter of 2017.

Acute Care Services – Three-month periods ended March 31, 2018 and 2017:

During the first quarter of 2018, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 2.3% and adjusted patient days increased 5.4%, as compared to the first quarter of 2017. At these facilities, net revenue per adjusted admission increased 3.4% while net revenue per adjusted patient day increased 0.4% during the first quarter of 2018 as compared to the comparable quarter of 2017. Net revenues from our acute care services on a same facility basis increased 3.7% during the first quarter of 2018 as compared to the comparable quarter of the prior year.

Behavioral Health Care Services – Three-month periods ended March 31, 2018 and 2017:

During the first quarter of 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.6% while adjusted patient days increased 0.4% as compared to the first quarter of 2017. At these facilities, net revenue per adjusted admission increased 2.0% while net revenue per adjusted patient day increased 3.2% during the first quarter of 2018 as compared to the comparable quarter in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 3.0% during the first quarter of 2018 as compared to the first quarter of 2017.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the three months ended March 31, 2018, our net cash provided by operating activities was $364 million as compared to $483 million generated during the first quarter of 2017. The $119 million decrease was due to: (i) a $38 million unfavorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K; (ii) a $67 million unfavorable change in accounts receivable; (iii) a $41 million unfavorable change in accrued and deferred income taxes, partially offset by; (iv) $27 million of other combined net favorable changes.

In November of 2017, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $1.2 billion from the previous $800 million authorization approved during 2016 and 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the first quarter of 2018, we have repurchased approximately 42,000 shares at an aggregate cost of $4.6 million (approximately $110 per share).  Since inception of the program through March 31, 2018, we have repurchased approximately 7.39 million shares at an aggregate cost of $840.9 million (approximately $114 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 26, 2018. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

Reserve-DOJ:

During the first quarter of 2018, we recorded a $13 million pre-tax increase to the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities, increasing the aggregate pre-tax reserve to $35 million.  Changes in the reserve may be required in future periods as discussions with the DOJ continue and additional information becomes available.  We cannot predict the ultimate resolution of this matter and therefore can provide no assurance that final amounts paid in settlement or otherwise, if any, or associated costs, will not differ materially from our established reserve.  Please see Item 3-Legal Proceedings in our Form 10-K for the year ended December 31, 2017 for additional disclosure in connection with this matter.

Adoption of new revenue recognition standard:

On January 1, 2018, we adopted, using the modified retrospective approach, ASU 2014-09 and ASU 2016-08, “Revenue from Contracts with Customers (Topic 606)” and “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, respectively, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The most significant change from the adoption of the new standard relates to our estimation for the allowance for doubtful accounts. Under the previous standards, our estimate for amounts not expected to be collected based upon our historical experience, were reflected as provision for doubtful accounts, included within net revenue. Under the new standard, our estimate for amounts not expected to be collected based on historical experience will continue to be recognized as a reduction to net revenue, however, not reflected separately as provision for doubtful accounts. Under the new standard, subsequent changes in estimate of collectability due to a change in the financial status of a payor, for example a bankruptcy, will be recognized as bad debt expense in operating charges. The adoption of this ASU in 2018, and amounts recognized as bad debt expense and included in other operating expenses, did not have a material impact on our consolidated financial statements.

Tax Cuts and Jobs Act of 2017:

Effective January 1, 2018, our provision for income taxes, net income attributable to UHS, and net income attributable to UHS per diluted share, were favorably impacted by the Tax Cuts and Jobs Act of 2017 which made broad and complex changes to the U.S. tax code including, among other things, reducing the U.S. federal corporate tax rate from 35% to 21%.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since its inception into an esteemed Fortune 500 corporation, UHS today has annual revenue exceeding $10 billion. In 2017, UHS was recognized as one of the World’s Most Admired Companies by Fortune; ranked #276 on the Fortune 500, and listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 83,000 employees and through its subsidiaries operates 326 inpatient acute care hospitals and behavioral health facilities and 32 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the DOJ, our adoption of ASU 2016-09, and other potential items that are nonrecurring or non-operational in nature including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2018	2017
Net revenues before provision for doubtful accounts	$2,687,516	$2,825,472
Less: Provision for doubtful accounts	—	212,614
Net revenues	2,687,516	2,612,858

Operating charges:
Salaries, wages and benefits	1,300,148	1,237,964
Other operating expenses	620,819	607,360
Supplies expense	292,929	277,614
Depreciation and amortization	113,103	110,798
Lease and rental expense	26,703	25,189
	2,353,702	2,258,925
Income from operations	333,814	353,933
Interest expense, net	37,576	35,507
Income before income taxes	296,238	318,426
Provision for income taxes	67,569	107,899
Net income	228,669	210,527
Less: Net income attributable to noncontrolling interests	4,837	4,472
Net income attributable to UHS	$223,832	$206,055

Basic earnings per share attributable to UHS (a)	$2.37	$2.13

Diluted earnings per share attributable to UHS (a)	$2.36	$2.12

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2018	2017
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$223,832	$206,055
Less: Net income attributable to unvested restricted share grants	(104)	(94)
Net income attributable to UHS - basic and diluted	$223,728	$205,961

Weighted average number of common shares - basic	94,226	96,585

Basic earnings per share attributable to UHS:	$2.37	$2.13

Weighted average number of common shares	94,226	96,585
Add: Other share equivalents	457	787
Weighted average number of common shares and equiv. - diluted	94,683	97,372

Diluted earnings per share attributable to UHS:	$2.36	$2.12

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2018	revenues	March 31, 2017	revenues
Net income attributable to UHS	$223,832		$206,055
Depreciation and amortization	113,103		110,798
Interest expense, net	37,576		35,507
Provision for income taxes	67,569		107,899
EBITDA net of NCI	$442,080	16.4%	$460,259	17.6%

Increase in DOJ reserve	13,000		-
Adjusted EBITDA net of NCI	$455,080	16.9%	$460,259	17.6%

Net revenues	$2,687,516		$2,612,858

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2018		March 31, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$223,832	$2.36	$206,055	$2.12
Plus/minus after-tax adjustments:
Increase in DOJ reserve, after-tax	9,911	0.11	-	-
Impact of ASU 2016-09	(1,598)	(0.02)	(6,750)	(0.07)
EHR depreciation & amortization, after-tax	-	-	5,073	0.05
Subtotal	$8,313	$0.09	$(1,677)	$(0.02)
Adjusted net income attributable to UHS	$232,145	$2.45	$204,378	$2.10

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2018	2017
Net income	$228,669	$210,527
Other comprehensive income (loss):
Unrealized derivative gains on cash flow hedges	2,124	3,066
Unrealized loss on marketable security	2,367	1,094
Foreign currency translation adjustment	(4,341)	7,236
Other comprehensive income before tax	150	11,396
Income tax expense related to items of other comprehensive income	1,077	1,551
Total other comprehensive income (loss), net of tax	(927)	9,845

Comprehensive income	227,742	220,372
Less: Comprehensive income attributable to noncontrolling interests	4,837	4,472
Comprehensive income attributable to UHS	$222,905	$215,900

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$73,053	$74,423
Accounts receivable, net	1,569,803	1,500,898
Supplies	137,246	136,177
Other current assets	104,624	86,504
Total current assets	1,884,726	1,798,002

Property and equipment	8,144,555	7,921,126
Less: accumulated depreciation	(3,444,003)	(3,349,289)
	4,700,552	4,571,837
Other assets:
Goodwill	3,843,126	3,825,157
Deferred charges	8,882	9,787
Deferred income taxes	3,072	3,007
Other	583,159	554,038
Total Assets	$11,023,517	$10,761,828

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$566,248	$545,619
Accounts payable and accrued liabilities	1,366,333	1,284,081
Federal and state taxes	86,996	18,334
Total current liabilities	2,019,577	1,848,034

Other noncurrent liabilities	311,900	306,304
Long-term debt	3,355,087	3,494,390
Deferred income taxes	44,850	54,962

Redeemable noncontrolling interest	6,081	6,702

UHS common stockholders' equity	5,215,646	4,989,514
Noncontrolling interest	70,376	61,922
Total equity	5,286,022	5,051,436

Total Liabilities and Stockholders' Equity	$11,023,517	$10,761,828

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$228,669	$210,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	113,134	110,798
Stock-based compensation expense	19,700	15,348
Gain on sale of assets and businesses	(703)	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(72,526)	(5,362)
Accrued interest	(6,209)	(6,123)
Accrued and deferred income taxes	61,674	102,269
Other working capital accounts	59,032	66,877
Other assets and deferred charges	(5,438)	(7,654)
Other	(37,642)	(229)
Accrued insurance expense, net of commercial premiums paid	23,125	22,007
Payments made in settlement of self-insurance claims	(18,765)	(25,349)
Net cash provided by operating activities	364,051	483,109
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(189,041)	(144,338)
Acquisition of property and businesses	(20,931)	(17,832)
Proceeds received from sales of assets and businesses	839	0
Costs incurred for purchase and implementation of information technology application	(8,570)	(9,456)
Decrease (increase) in capital reserves of commercial insurance subsidiary	100	(3,000)
Investment in, and advances to, joint venture	(8,675)	0
Net cash used in investing activities	(226,278)	(174,626)
Cash Flows from Financing Activities:
Reduction of long-term debt	(140,676)	(260,633)
Additional borrowings	20,500	21,600
Repurchase of common shares	(9,441)	(29,167)
Dividends paid	(9,422)	(9,662)
Issuance of common stock	2,545	2,540
Profit distributions to noncontrolling interests	(4,217)	(4,118)
Net cash used in financing activities	(140,711)	(279,440)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,857	285
(Decrease) increase in cash, cash equivalents and restricted cash	(1,081)	29,328
Cash, cash equivalents and restricted cash, beginning of period	167,297	121,950
Cash, cash equivalents and restricted cash, end of period	$166,216	$151,278
Supplemental Disclosures of Cash Flow Information:
Interest paid	$41,539	$39,404
Income taxes paid, net of refunds	$2,749	$5,253
Noncash purchases of property and equipment	$84,708	$56,427

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Quarter ended
		3/31/2018
Acute Care Services
Revenues		3.7%
Adjusted Admissions		2.3%
Adjusted Patient Days		5.4%
Revenue Per Adjusted Admission		3.4%
Revenue Per Adjusted Patient Day		0.4%

Behavioral Health Care Services
Revenues		3.0%
Adjusted Admissions		1.6%
Adjusted Patient Days		0.4%
Revenue Per Adjusted Admission		2.0%
Revenue Per Adjusted Patient Day		3.2%

UHS Consolidated	First quarter ended
	3/31/2018	3/31/2017
Revenues	$2,687,516	$2,612,858
EBITDA net of NCI	$442,080	$460,259
EBITDA Margin net of NCI	16.4%	17.6%
Adjusted EBITDA net of NCI	$455,080	$460,259
Adjusted EBITDA Margin net of NCI	16.9%	17.6%

Cash Flow From Operations	$364,051	$483,109
Days Sales Outstanding	53	50
Capital Expenditures	$189,041	$144,338

Debt	$3,921,335	$3,898,579
UHS' Shareholders Equity	$5,215,646	$4,735,962
Debt / Total Capitalization	42.9%	45.2%
Debt / EBITDA net of NCI (1)	2.32	2.32
Debt / Adjusted EBITDA net of NCI (1)	2.30	2.32
Debt / Cash From Operations (1)	3.69	2.91

(1) Latest 4 quarters

Universal Health Services, Inc.
Acute Care Hospital Services
For the three months ended
March 31, 2018 and 2017
(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2018		March 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,423,653		$1,553,467
Less: Provision for doubtful accounts	-		180,983
Net revenues	1,423,653	100.0%	1,372,484	100.0%
Operating charges:
Salaries, wages and benefits	581,573	40.9%	554,902	40.4%
Other operating expenses	307,397	21.6%	315,223	23.0%
Supplies expense	243,153	17.1%	228,485	16.6%
Depreciation and amortization	72,150	5.1%	63,049	4.6%
Lease and rental expense	14,283	1.0%	13,916	1.0%
Subtotal-operating expenses	1,218,556	85.6%	1,175,575	85.7%
Income from operations	205,097	14.4%	196,909	14.3%
Interest expense, net	531	0.0%	745	0.1%
Income before income taxes	$204,566	14.4%	$196,164	14.3%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2018		March 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,445,632		$1,570,530
Less: Provision for doubtful accounts	-		180,983
Net revenues	1,445,632	100.0%	1,389,547	100.0%
Operating charges:
Salaries, wages and benefits	581,768	40.2%	554,960	39.9%
Other operating expenses	330,036	22.8%	332,299	23.9%
Supplies expense	243,153	16.8%	228,485	16.4%
Depreciation and amortization	72,150	5.0%	71,338	5.1%
Lease and rental expense	14,283	1.0%	13,916	1.0%
Subtotal-operating expenses	1,241,390	85.9%	1,200,998	86.4%
Income from operations	204,242	14.1%	188,549	13.6%
Interest expense, net	531	0.0%	745	0.1%
Income before income taxes	$203,711	14.1%	$187,804	13.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, the impact of the EHR applications (in 2017) and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals (in 2017); (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Care Services
For the three months ended
March 31, 2018 and 2017
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2018		March 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,209,937		$1,205,077
Less: Provision for doubtful accounts	-		30,636
Net revenues	1,209,937	100.0%	1,174,441	100.0%
Operating charges:
Salaries, wages and benefits	630,568	52.1%	597,092	50.8%
Other operating expenses	230,347	19.0%	229,888	19.6%
Supplies expense	48,769	4.0%	47,747	4.1%
Depreciation and amortization	36,743	3.0%	35,316	3.0%
Lease and rental expense	12,008	1.0%	10,761	0.9%
Subtotal-operating expenses	958,435	79.2%	920,804	78.4%
Income from operations	251,502	20.8%	253,637	21.6%
Interest expense, net	427	0.0%	723	0.1%
Income before income taxes	$251,075	20.8%	$252,914	21.5%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2018		March 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,237,996		$1,249,748
Less: Provision for doubtful accounts	-		31,626
Net revenues	1,237,996	100.0%	1,218,122	100.0%
Operating charges:
Salaries, wages and benefits	642,128	51.9%	613,849	50.4%
Other operating expenses	256,402	20.7%	254,478	20.9%
Supplies expense	49,536	4.0%	49,036	4.0%
Depreciation and amortization	38,454	3.1%	36,945	3.0%
Lease and rental expense	12,301	1.0%	11,160	0.9%
Subtotal-operating expenses	998,821	80.7%	965,468	79.3%
Income from operations	239,175	19.3%	252,654	20.7%
Interest expense, net	427	0.0%	723	0.1%
Income before income taxes	$238,748	19.3%	$251,931	20.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
March 31, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/18	03/31/17	% change	03/31/18	03/31/17	% change

Hospitals owned and leased	26	26	0.0%	300	292	2.7%
Average licensed beds	6,161	6,107	0.9%	23,240	23,056	0.8%
Average available beds	5,985	5,932	0.9%	23,158	22,875	1.2%
Patient days	352,818	333,000	6.0%	1,581,996	1,592,454	-0.7%
Average daily census	3,920.2	3,700.0	6.0%	17,577.7	17,693.9	-0.7%
Occupancy-licensed beds	63.6%	60.6%	5.0%	75.6%	76.7%	-1.4%
Occupancy-available beds	65.5%	62.4%	5.0%	75.9%	77.4%	-1.9%
Admissions	76,643	74,351	3.1%	119,980	118,330	1.4%
Length of stay	4.6	4.5	2.8%	13.2	13.5	-2.0%

Inpatient revenue	$6,361,766	$5,597,850	13.6%	$2,402,258	$2,183,002	10.0%
Outpatient revenue	3,714,661	3,294,177	12.8%	255,181	246,460	3.5%
Total patient revenue	10,076,427	8,892,027	13.3%	2,657,439	2,429,462	9.4%
Other revenue	98,187	121,265	-19.0%	50,033	51,476	-2.8%
Gross hospital revenue	10,174,614	9,013,292	12.9%	2,707,472	2,480,938	9.1%
Total deductions	8,728,982	7,442,762	17.3%	1,469,476	1,231,190	19.4%
Net hospital revenue before provision for doubtful accounts	1,445,632	1,570,530	-8.0%	1,237,996	1,249,748	-0.9%
Provision for doubtful accounts	0	180,983	-100.0%	0	31,626	-100.0%
Net hospital revenue	$1,445,632	$1,389,547	4.0%	$1,237,996	$1,218,122	1.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/18	03/31/17	% change	03/31/18	03/31/17	% change

Hospitals owned and leased	26	26	0.0%	286	286	0.0%
Average licensed beds	6,161	6,107	0.9%	22,545	22,251	1.3%
Average available beds	5,985	5,932	0.9%	22,463	22,170	1.3%
Patient days	352,818	333,000	6.0%	1,558,863	1,544,760	0.9%
Average daily census	3,920.2	3,700.0	6.0%	17,320.7	17,164.0	0.9%
Occupancy-licensed beds	63.6%	60.6%	5.0%	76.8%	77.1%	-0.4%
Occupancy-available beds	65.5%	62.4%	5.0%	77.1%	77.4%	-0.4%
Admissions	76,643	74,351	3.1%	118,631	116,197	2.1%
Length of stay	4.6	4.5	2.8%	13.1	13.3	-1.2%